MOMENTOUS ENTERTAINMENT GROUP TO ACQUIRE ECOMMERCE RETAILER SKIN SCIENTIFIC LLC

Skin Scientific LLC to Provide Domestic as well as Worldwide Revenue Streams to Momentous Entertainment Group

LAS VEGAS, NEVADA, November 13, 2017 – Momentous Entertainment Group, Inc. (“Momentous”) (OTCBB:MMEG), a diversified, multi-platform social media gaming, ecommerce and media company with a focus on technology that provides unique and entertaining experiences for millions of worldwide subscribers and members, announced today that it has executed a Letter of Intent to acquire SKIN SCIENTIFIC LLC.

Skin Scienfific LLC, https://getskinscientific.com/, is a unique ecommerce retailer that provides cutting edge, scientifically advanced topical anti aging supplements. The company develops unique formulations based on scientific studies that prove sufficient evidence to their effectiveness in improving the quality of human tissue is fantastic. Skin Scientific is a topical cream that is used for the purpose of making skin look the way it used to; young and moisturized. Skin is the largest organ in the body. Once vibrant and silky smooth it later in life becomes wrinkled and unbecoming. Skin Scientific acts to reverse the effects of biology and the environment, thereby making the skin look much younger in the process. The science-backed formulation of Skin Scientific has been shown to provide additional collagen molecules to the skin, making for a much younger looking appearance.

All products that Skin Scinetific supplies come from their contracted Federal Food & Drug Administration Inspected and approved multi-million dollar facilities. All products are also ‘GMP’ certified, meaning: ‘Good Manufacturing Practice’, which assures that each and every time, customers receive the exact same potent, and effective product blends.

Beginning its second year in business, SKIN SCIENTIFIC as a business is now beginning to thrive and has seen extraordinary growth since its inception late 2016. Since late 2016, the company has sold to approximately 28,000+ on-line customers generating in excess of $3 plus million in sales in its first year in business. This Momentous aqusition purchase includes their website, (https://getskinscientific.com/), Facebook and Twitter domains, all Skin Scientfic trademarked brands and copyrights, all current customer accounts, merchant accounts, fulfillment, customer service facilities and existing inventory.

Momentous CEO Kurt Neubauer stated, “In today’s economy, online digital marketing and ecommerce is on a explosive growth path going forward.. As we continue to consider adding other ecommerce and online acquisition targets, Skin Scientific will be a fantastic addition to our platform of online commerce products.”

About Momentous Entertainment Group (MMEG)

Momentous Entertainment Group, Inc. (MMEG) is a social media gaming company, ecommerce and digital media firm that focuses on providing unique and entertaining experiences for its subscribers and members on a global scale.

The Company’s strategic expansion plans are balanced between accelerating organic growth of its existing media and gaming properties, as well as through the acquisition of profitable and sustainable businesses that are highly complementary and accretive to MMEG’s operations.

Please note the Company may use social media to communicate with the public. This communication may include information that could be deemed material information. As a result, the Company encourages interested parties to review the information that it posts on the following social media channels: Facebook (https://facebook.com/momentousent13), Twitter (https://twitter.com/momentousent13), and LinkedIn (https://www.linkedin.com/company/15878606).

To learn more, visit Momentous Entertainment Group’s websites: Products Site www.momentousent.com, Music Site www.momentousmusic.com and Music One Corp www.music1.biz.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Momentous Entertainment Group Inc’s (MMEG) future expectations, plans and prospects. In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of MMEG to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents MMEG files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on MMEG’s future results. The forward-looking statements included in this press release are made only as of the date hereof. MMEG cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, MMEG undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by MMEG.

Contacts:

Tom Nelson 480-326-8577 tenassociates33@gmail.com